Schedule of Subsidiaries

                                 Exhibit 21.01


                              Name                     State of
                                                     Incorporation

             FRONTIER OIL EXPLORATION COMPANY           Nevada
             FX DRILLING COMPANY, INC.                  Nevada
             FX PRODUCING COMPANY, INC.                 Nevada
             FRONTIER EXPLORATION COMPANY                Utah
             PETROLEX CORPORATION                        Utah
             FRONTIER POLAND EXPLORATION AND            Poland
             PRODUCING COMPANY SP. ZO.O